UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §210.14a-12

BURTECH ACQUISITION CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING

  TO BE HELD MARCH 10, 2023

TO THE STOCKHOLDERS OF

BURTECH ACQUISITION CORP.

Dear Stockholders:

You recently received proxy materials from BurTech Acquisition Corp. (the “Company” or “BurTech”) for a Special Meeting of Stockholders (the “Special Meeting”) to be held at 11:30 a.m. Eastern Time on March 10, 2023. In addition, the Company filed a supplement to the definitive proxy, on February 17, 2023. The Special Meeting will be via teleconference using the following dial-in information, which did not change:

US Toll Free	1 800-450-7155
International Toll	+1 857-999-9155
Conference ID	0728075#

You can find more information on the special meeting in the Company’s proxy statement (the ”Proxy Statement”) at https://www.cstproxy.com/burtechacq/2023. We first mailed these materials to our stockholders on or about January 26, 2023 and a supplement to the Proxy Statement on February 22, 2023 (the “Supplement”).

As discussed in the Proxy Statement and the Supplement, the purpose of the Special Meeting is to consider and vote upon the following proposals:

(i) Proposal 1 - A proposal to amend BurTech’s second amended and restated certificate of incorporation (the “Charter”), to (a) extend the date by which BurTech has to consummate a business combination to December 15, 2023 (such date actually extended being referred to as the “Extended Termination Date”) (we refer to this proposal as the “Charter Amendment Proposal”), and (b) to change Section 9.2 (a) of the Charter to modify the net tangible asset requirement (the “NTA Requirement”) to state that the Company will not consummate any Business Combination unless it (i) has net tangible assets of at least $5,000,001 upon consummation of such Business Combination, or (ii) is otherwise exempt from the provisions of Rule 419 promulgated under the Securities Act of 1933, as amended (the “NTA Amendment”). We refer to these proposals as the “Charter Amendment Proposals”.

(ii) Proposal 2 — A proposal to amend BurTech’s investment management trust agreement, dated as of December 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), allowing the Company to extend the Extended Termination to December 15, 2023 (the “Trust Amendment”) (we refer to this proposal as the “Trust Amendment Proposal”).

(iii) Proposal 3 - A proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates (the “Adjournment”), if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal (we refer to this proposal as the “Adjournment Proposal”).

This second proxy statement supplement contains additional information that supplements the Proxy Statement. We urge you to read this supplement, together with the Proxy Statement regarding the Extension Proposals.

Sincerely,

/s/ Shahal Khan
Shahal Khan
Chief Executive Officer
February 23, 2023

YOUR PARTICIPATION IS EXTREMELY IMPORTANT – PLEASE VOTE TODAY

If you have any questions relating to the special meeting, voting your shares, or need to request additional proxy materials, you may contact our proxy solicitor at:

Advantage Proxy

P.O. Box 13581

Des Moines, WA 98198

Toll-Free: 877-870-8565

Collect: 206-870-8565

Email: KSmith@advantageproxy.com

We appreciate your support.

IF YOUR SHARES ARE HELD IN A BROKERAGE ACCOUNT YOU SHOULD KNOW THAT

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON'T RECEIVE INSTRUCTIONS FROM YOU.

PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY.

SUPPLEMENT NO. 2 DATED FEBRUARY 23, 2023

TO

PROXY STATEMENT

DATED FEBRUARY 9, 2023

BURTECH ACQUISITION CORP.

1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 10, 2023

The following information supplements, and should be read in conjunction with, the proxy statement of BurTech Acquisition Corp. (“BurTech” or the “Company”) dated February 9, 2023 (the “Proxy Statement”) and the supplement to the Proxy Statement dated February 17, 2023 (the “Supplement”) relating to the proposed Charter Amendment Proposal, the Trust Amendment Proposal and the Adjournment Proposal, more fully described in the Proxy Statement (together referred to as the “Extension Proposals”). This supplement (the “Second Supplement”) contains additional information that supplements the Proxy Statement and the Supplement, and we urge you to read this Second Supplement, together with the Proxy Statement and the Supplement regarding the following Extension Proposals:

SUPPLEMENT NO. 2 TO THE DEFINITIVE PROXY STATEMENT

The Company is providing additional information to its stockholders, as described in this Second Supplement to the Definitive Proxy Statement dated February 9, 2023, and the Supplement to the Definitive Proxy Statement filed on February 17, 2023 both of which were filed on these dates with the United States Securities and Exchange Commission in connection with the Special Meeting to be held on March 10, 2023 ( the Definitive Proxy Statement and the Supplement thereto are together referred to as the “Proxy Statement”). These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement. The Company makes the following amended and supplemental disclosures:

With respect to the 1% federal excise tax that may be imposed under the Inflation Reduction Act of 2022, the Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act of 2022.

As disclosed in the Proxy Statement, on August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022 (the “IR Act”), which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). Based on recently issued interim guidance from the Internal Revenue Service and Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of our liquidation. In any event, the Company is notifying all concerned parties that funds in trust, including any interest thereon, will not be used, now or in the future, to pay for any excise tax imposed under the Inflation Reduction Act.

To the extent there are insufficient funds in the Company’s working capital to fund the payment of any potential Excise Taxes that may become due upon a redemption of public shares in connection with a liquidation of the Company in 2023 if we do not effect a business combination prior to December 15, 2023, our Sponsor has agreed to contribute to us (which may be by working capital loan) funds necessary to make any such potential excise tax payment without using proceeds (including interest income) from the trust account.

Based upon the amount in the trust account as of February 8, 2023 ($295.4 million), the Company estimates that the per-share price at which public shares may be redeemed from cash held in the trust account will be approximately $10.27 at the time of the special meeting, without taking into account any additional interest or allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any Excise Tax, since that date.

— END OF SUPPLEMENT TO PROXY STATEMENT —